Exhibit 10.4
Resolutions Adopted by the Board of Directors
of ACCO World Corporation on August 3, 2005
          RESOLVED, that the assignment to and assumption by this Company, (i) effective as of the Time of Distribution (as defined in the Distribution Agreement, dated as of March 15, 2005, as amended, by and between Fortune Brands, Inc. (“Fortune”) and this Company (the “Distribution Agreement”)), of options to purchase from Fortune a number of shares of Common Stock, par value $3.125 per share, of Fortune, granted pursuant to Fortune’s 2003 Long-Term Incentive Plan or 1999 Long-Term Incentive Plan (together, the “Fortune Stock Plans”) that are outstanding and unvested immediately prior to the Time of Distribution (as defined in the Distribution Agreement) (“Fortune Options”) that become options (each, a “Fortune Converted Option”) to purchase a certain number of shares of Common Stock, par value $.01 per share, of this Company (“Company Common Stock”) and (ii) effective as of the Effective Time (as defined in the Merger Agreement, dated as of March 15, 2005, by and among, Fortune, this Company, Gemini Acquisition Sub, Inc., a Delaware corporation, and General Binding Corporation (“GBC”) (the “Merger Agreement”), of GBC Stock Options (as defined in the Merger Agreement) that become GBC Converted Options (as defined in the Merger Agreement), is approved, each Fortune Converted Option or GBC Converted Option, as applicable, to have substantially the same terms and conditions as the corresponding Fortune Option or GBC Stock Option, as applicable, except that (A) references to Fortune or GBC will be changed to refer to this Company for all purposes under each Fortune Converted Option or GBC Converted Option and all outstanding stock option agreements relating thereto and (B) all references to any of the Fortune Stock Plans or GBC Stock Plans (as defined in the Merger Agreement), as applicable, in the Fortune Converted Options or GBC Converted Options and all outstanding stock option agreements relating thereto shall be to the ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan and the ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan (Sub-Plan A), as applicable, to be approved and adopted by this Company.
          RESOLVED, that the assignment to and assumption by this Company, effective as of the Effective Time, of each restricted stock unit (“RSU”) issued by GBC pursuant to the GBC 2001 Stock Incentive Plan for Employees during 2004 that does not vest in full upon consummation of the Merger and that converts into an RSU with respect to one share of Company Common Stock and vests on February 26, 2007 (provided that the recipient is employed by GBC or an affiliate thereof as of such date) is approved, each such RSU that converts to have substantially the same terms and conditions as the corresponding RSU issued by GBC, except that (A) references to GBC will be changed to refer to this Company for all purposes under each such RSU that converts and (B) all references to the GBC 2001 Stock Incentive Plan in any GBC Restricted Stock Unit agreement evidencing any awards of such RSUs shall be to the ACCO Brands

Corporation 2005 Assumed Option and Restricted Stock Unit Plan and the ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan (Sub-Plan A) to be approved and adopted by this Company; and further
          RESOLVED, that the officers of this Company are authorized to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, documents, instruments and other papers and to do or cause to be done all such acts and things, in the name and on behalf of this Company and under its corporate seal or otherwise, as may be deemed necessary, appropriate or desirable to effectuate or carry out the purposes and intent of the foregoing resolutions.

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